Exhibit 33

                            125 WORTH AVENUE BUILDING


    THIS LEASE (Lease) made this 11th day of January 2002, between "Landlord" and "Tenant" as hereinafter set forth

                                   WITNESSETH:

    1.   DEFINITIONS

         a. "Landlord": 125 WORTH AVENUE LIMITED PARTNERSHIP, its assigns, agents and successors in interest.

               Address:

               400 Royal Palm Way, Suite # 206
               Palm Beach, Florida 33480

         b. "Tenant": B F ENTERPRISES, INC.

               Address:

               Suite 219
               125 Worth Avenue
               Palm Beach, Florida 33480

         c. "Premises": Suite No. 219, consisting of approximately Eight Hundred Thirty Four (834) square feet of net rentable area, as outlined on the attached Exhibit "A". The Premises are located on the second (2nd) floor of the structure, hereinafter called the "Building," located at 125 Worth Avenue, Palm Beach, Florida 33480 (the "Land").

         d. "Use of Premises": Corporate/General Business Office.

         e. "Commencement Date": February 01, 2002. In the event the Commencement Date is not delayed, this Lease shall expire on February 28, 2007.

         f. "Term": Not less than sixty one (61) consecutive months, commencing on the Commencement Date, this Lease to end on the last day of the sixty first month after the Commencement Date.

         g. "Rent, "Rental," "Additional Rent," "Additional Rental": The sum of Two Thousand Seven Hundred Seventy Six Dollars and Fifty Three Cents ($2,776.53) per month as defined in Paragraph 3 of this Lease, plus all other sums payable to Landlord under this Lease, to be paid without demand, at its management office presently located at 400 Royal Palm Way, Suite #206, Palm Beach, Florida 33480, or such other place as Landlord may specify in writing, plus any applicable tax. (SEE ADDENDUM)

         h. "Security Deposit": The sum of Two Thousand Nine Hundred Forty Three Dollars and Twelve Cents ($2,943.12).


    2. PREMISES AND TERM. Landlord, in consideration of the Rentals hereinafter reserved to be paid and of the agreements to be kept by Tenant, hereby leases, to Tenant, and Tenant hereby leases from Landlord, that space called the Premises as described above in Paragraph 1, Section (c). The Premises shall extend to the exterior faces of all walls or to the center line of those walls separating the Premises from other premises in the Building, together with the appurtenances specifically granted in this Lease, reserving to Landlord the use of the exterior walls and the roof and the right to install, use, repair or alter pipes, ducts, conduits and wires leading through the Premises not interfering with Tenant's use thereof and serving other parts of the Building.

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         If Landlord cannot deliver possession of the Premises to Tenant on or before the anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, there shall be an abatement of Rent covering the period between the anticipated Commencement Date and the time when Landlord can deliver possession, the date when Landlord can deliver possession being deemed to be the "Commencement Date" (Commencement Date). The ending date of this Lease shall be extended for not less than an identical period of time that transpired between the anticipated Commencement Date and the date Landlord delivered possession, it being the parties intent that this Lease have not less than a complete term as described and contemplated in Paragraph 1, Section (f) above. To this end, if the actual Commencement Date is a day other than the first day of a particular month, the term of the Lease shall not expire until the last day of the last month of the proposed term as described in Paragraph 1, Section (f). If the Commencement Date is other than the anticipated Commencement Date, the parties' representatives shall execute a letter amendment to this Lease whereby the Commencement Date and expiration date of this Lease will be specified. By occupying the Premises, Tenant shall be conclusively deemed to have accepted the Premises as complying fully with Landlord's covenants and obligations.

    3. RENT. Tenant covenants and agrees to pay to Landlord Rent for the Premises, as described above in Paragraph 1, Section (g), on or before the first
(1st) day of the first (1st) full calendar month of the Term hereof and on or before the first (1st) day of each month for the full Term of this Lease, subject to the adjustments as provided hereinafter, along with any applicable tax, including but not limited to Florida State Sales Tax, at the then current rate. In the event the Commencement Date occurs on a day other than the first
(1st) day of a calendar month, the first Rent payment shall be in the amount of the Rent for one (1) full calendar month plus the prorated Rent for the calendar month in which the Term of this Lease commences, such payment to be due on the Commencement Date.

         Whenever under the provisions of this Lease any sum of money is required to be paid by Tenant in addition to the Rent herein reserved, whether or not such sum is herein described as "Additional Rent" or a provision is made for the collection of said sum as "Additional Rent," said sum shall, nevertheless, at Landlord's option, if not paid when due, be deemed Additional Rent, and shall be collectible as such with the first installment of Rent thereafter falling due hereunder.

    4. CONSUMER PRICE ADJUSTMENT. The Rental specified in Paragraph 1, Section
(g) is based upon the Basic Index (as hereinafter defined), and shall be subject to adjustment (Consumer Price Adjustment) as of the first (1st) day of the first
(1st) full calendar month each year of the Term (each such twelve (12) month period after the Commencement Date being hereinafter referred to as an "Adjustment Year"). The amount of monthly Rent actually payable for each Adjustment Year of the Term after the first year of the Lease shall be equal to the product of (i) the Index (as hereinafter defined) published three (3) months prior to the beginning of the Adjustment Year for which the adjustment is being made, multiplied by (ii) the Rental specified in Paragraph 1, Section (g) hereof prior to the adjustment, divided by (iii) the Basic Index. Notwithstanding anything in this Lease to the contrary, the monthly Rent shall never be less than the Rental specified in Paragraph 3 and Paragraph 1, Section (g) above. "Index" shall mean the Consumer Price Index, for all Urban Consumers, U.S. City Average, all items (1982-84=100), not seasonally adjusted, published by the Bureau of Labor Statistics, United States Department of Labor. "Basic Index" shall mean the Index published three months prior to the Commencement Date. (SEE ADDENDUM)

         If the Index shall be revised or cease to be compiled and published during the Term hereof, then the Bureau of Labor Statistics shall be requested to furnish a statement converting the Basic Index to a figure that would be comparable to another index published by the Bureau of Labor Statistics and such other index shall be used in the computing of the adjustment in Rental provided herein. Should the parties not be able to secure such appropriate conversion or adjustment, they shall agree on some other index serving the same purpose to adjust the Rent as provided herein.

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    5. USE OF PREMISES. The Premises shall be used by Tenant as described above in Paragraph 1, Section (d), and for no other purpose without the prior written consent of Landlord. Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, any Hazardous Materials or anything which is prohibited by or will in anyway conflict with any law, or governmental rule or regulation now in force or which may hereafter be enacted, or which is prohibited by any standard form of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises or the Building which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall tenant cause, maintain, or permit any nuisance on or about the Premises or the Building or commit or suffer to be committed any waste in, on, or about the Premises or the Building. Tenant shall pay for all licenses, taxes, assessments and other charges of every kind and character with respect to Tenant's operations on, at or arising out of its use of the Premises and shall be solely responsible for securing such licenses and permits as may be necessary for such use. For the purposes of this Paragraph, the term "Hazardous Materials" shall include any flammable or explosive materials, petroleum or petroleum products, oil, crude oil, natural gas or synthetic gas usable for fuel, hazardous waste or substances or toxic waste or substances, including substances now defined as or included in the definition of "Hazardous Substances," "Hazardous Waste," "Hazardous Materials," "Toxic Waste," or "Toxic Substances" under any applicable governmental requirement.

    6. ASSIGNMENT AND SUBLETTING. Tenant shall not assign the right of occupancy under this Lease, or any other interest therein, or sublet the Premises, or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall have no right of assignment or subletting if it is in default of this Lease. Should Landlord elect to grant its written consent to any proposed assignment or sublease (whether by Tenant or by others claiming by or through Tenant), Tenant or such others agree to pay Landlord an administrative fee in a reasonable amount (but not less than $150.00), plus a reasonable attorney's fee, to process and approve such assignment or sublease and Landlord may prescribe the substance and form of such assignment or sublease.

         Notwithstanding any assignment of the Lease, or the subletting of the Premises, or any portion thereof, Tenant shall continue to be liable for the performance of the terms, conditions and covenants of this Lease, including, but not limited to, the payment of Rent and Additional Rent. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to and subsequent assignments and sublettings.

         Should Landlord permit any assignment or subletting by Tenant and should the monies received for all or any part of the Premises being so assigned or sublet (the "Transfer Space") as a result of such assignment or subletting (when compared to the monies still payable by Tenant to Landlord for the Transfer Space) be greater than would have been received hereunder for the Transfer Space had not Landlord permitted such assignment or subletting of the Transfer Space, then the excess shall be payable by Tenant to Landlord, it being the parties' intention that Landlord, and not Tenant, shall be the party to receive any profit from any assignment or subletting.

         In the event of the transfer and assignment by Landlord of its interest in this Lease and or sale of the Building containing the Premises, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. The provisions of Paragraph 39 shall be deemed amended to provide the correct names and addresses of the assignee or subtenant.

    7. ACCESS TO PREMISES. Landlord, or its authorized agent, shall have the right to enter upon the Premises at all reasonable times for the purposes of inspecting the same, preventing waste, making such repairs as Landlord may consider necessary (but without any obligation to do so except as expressly provided for herein), and showing the Premises to prospective tenants, mortgagees and/or purchasers. If, during the last month of the Term, Tenant

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shall have removed all or substantially all of Tenant's property therefrom,
Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of Rent or incurring liability to Tenant for any compensation or offsets in Rent and charges owed and such acts shall have no effect upon this Lease.

    8. COMMON AREAS. All areas within the exterior boundaries of the Building which are not now or hereafter held for lease or occupation by Landlord or used by other persons entitled to occupy floor space in the Building, including, without limiting the generality of the foregoing, all automobile parking areas, driveways, entrances and exits thereto, employee parking areas, truck way or ways, loading docks, and other areas and improvements provided by Landlord in or near the Building for the general use, in common, by tenants, their officers, agents, employees and invitees (herein called "Common Areas") shall, at all times, be subject to the exclusive control and management of Landlord. Landlord, may, from time to time, change the area, location and arrangement of parking areas and other Common Area facilities, hereinabove referred to, to restrict parking by tenants, their officers, agents and employees to employee parking areas.

         Landlord shall have the right to close all or any portion of the Common Areas; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and invitees. Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to the proper operation and maintenance of the Common Areas.

    9. LEASEHOLD IMPROVEMENTS. The Premises are rented "as is," without any additional services or improvements to be rendered by Landlord, other than those services described in Paragraph 11 and such other services or improvements as may be described in Exhibit "B" attached hereto.

         Any and all extraordinary expenses and costs of any nature whatsoever attributable to the installation, maintenance and/or removal of telephone equipment, computer equipment and the like shall be borne solely by Tenant and may be deemed by Landlord to be "Additional Rental" hereunder.
(SEE ADDENDUM)

    10. PARKING. Tenant shall have the right to utilize two (2) assigned parking space(s) in the garage adjacent to the Building at a cost of Seventy Dollars ($70.00) per space per month, plus applicable tax, such charge subject to change upon thirty (30) days' written notice. Landlord has and reserves the right to alter the methods used to control parking and the right to establish controls and rules and regulations (such as parking stickers affixed to vehicles) regarding parking that Landlord may deem desirable.

         Tenant and its officers, agents and employees shall park their cars only in areas specifically designated for that purpose by Landlord from time to time. Tenant further agrees that upon written notice from Landlord it will, within five (5) days, furnish to Landlord the automobile license numbers assigned to its car and the cars of all its officers, agents and employees. Tenant shall not at any time park or permit the parking of its trucks or vehicles of others in the truck ways or adjacent to loading docks so as to interfere in any way with the use thereof, nor shall at any time park or permit the parking of its trucks or trucks of its suppliers in the parking garage. Landlord reserves the right to enforce parking charges (by operation of meters or otherwise) with appropriate provisions for parking ticket validation by Tenant. Without liability, Landlord will have the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of the offending tenant and/or owner of the vehicle as applicable.

         In the event Landlord at any time hereafter determines, in its sole judgment, that the best interest of the Building will be served by having the parking areas operated and maintained by a person, firm, or corporation other than Landlord, it shall have the right to select and license or lease to any

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person, firm or corporation the operation and maintenance of the parking areas on such terms and conditions and for such time as Landlord shall, in its sole judgment, deem reasonable and proper. Any such lease, license agreement or contract shall require the licensee, lessee or operator to be bound by and to perform all of the obligations of Landlord relative to the maintenance and operation of the parking areas. Any such lease or license shall not affect Tenant's obligation to contribute to the cost of the operation and maintenance of the parking and accommodation areas as provided herein.

    11. SERVICES. Provided Tenant shall not be in default under this Lease, Landlord will furnish the following services to Tenant:

         A. Cleaning services, Monday through Friday.

         B. Automatically operated elevator service, public stairs, electrical current for lighting, incidentals, and normal office use, and water at those points of supply provided for general use of Building tenants at all times and on all days throughout the year, except Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day and New Year's Day.

         C. Heat and air conditioning on Monday through Friday from 7:00 a.m. to 7:00 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m., except Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day and New Year's Day. Landlord shall also furnish heat and air conditioning at such other times as are not provided for herein, provided Tenant gives written request to Landlord before 1:00 p.m. of the business day preceding the day of proposed extra usage. Tenant shall be billed for such service at Landlord's then established charges therefor.

         No electric current shall be used except that furnished or approved by Landlord, nor shall electric cable or wire be brought into the Premises, except upon the written consent and approval of the Landlord. Tenant shall use only office machines and equipment that operate on the Building's standard electric circuits (110 V), but which in no event shall overload the Building's standard electric circuits from which the Tenant obtains electric current. Any consumption by Tenant of electric current in excess of that considered by Landlord to be normal and customary for all tenants, or which require special circuits or equipment (the installation of which shall be at Tenant's expense after approval in writing by the Landlord), shall be paid for by the Tenant as Additional Rent paid to the Landlord in an amount to be determined by Landlord, based upon Landlord's estimated cost of such excess electric current consumption or based upon the actual cost thereof if such excess electric current consumption is separately metered.

         The services described above shall be as provided above subject to interruption caused by repairs, improvements required by law or ordinance, changes to service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, acts of God and other conditions and happenings beyond Landlord's control. No claim for damages, constructive eviction, or abatement of rent for failure to furnish any such services shall be made by the Tenant or allowed by the Landlord.

         Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Leased Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Premises for preparation, serving or consumption of food or beverages (provided such use is allowed by Landlord), private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request; and (b) removal from the Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Shampooing and replacement of carpet as required by Tenant shall be at Tenant's expense.

         Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy equipment and similar items, and to prescribe the

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reinforcing necessary, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant's expense as Additional Rent.

    12. REPAIRS AND MAINTENANCE.

         A. By Landlord: Landlord, at its expense, shall keep and maintain the public portions of the Building and its systems and facilities serving the Premises in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed, in Landlord's sole discretion, in or about the Premises, except for those repairs for which Tenant is responsible pursuant to any of the provisions of this Lease. While Landlord shall attempt to not unreasonably interfere with Tenant's use and occupancy of the Premises, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations hereunder be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in order to make repairs to any portion of the Building or the Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Premises. Additionally, Tenant waives any and all claims of any kind, nature or description against Landlord arising out of the failure of the Landlord from time to time to furnish any of the services requested to be furnished hereunder including, without limitation, air conditioning, heat, electricity, elevator service, and toilet facilities.

         B. By Tenant: Tenant shall, at its expense, throughout the term of this Lease, take good care of the Premises, the fixtures and appurtenances therein and Tenant's Property. Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Premises and the Building and the facilities and systems thereof, the need for which arises out of (a) the performance or existence of Tenant's work or alterations; (b) the installation, use or operation of Tenant's property in the Premises; (e) the moving of Tenant's property in or out of the Building; or (d) the act, omission, misuse, or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Tenant, at its expense, shall promptly replace all scratched, damaged, or broken doors and glass in and about the Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and for the repair and maintenance of all sanitary and electrical fixtures therein. Tenant shall promptly make, at Tenant's expense, all repairs in or to the Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air conditioning, or other systems of the Building shall be performed only by contractor(s) designated by Landlord. All such repairs shall be performed at such times and in such manner as shall cause the least interference with the operation of the central systems of the Building and the use of the Building by other occupants.

         Any such repairs shall be subject to the supervision and control of Landlord for which Landlord may charge Tenant a reasonable fee. Any other repairs in Building or to the Building facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense.

    13. ALTERATIONS AND IMPROVEMENTS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written approval of Landlord. Such approval shall not be unreasonably withheld in the case of alterations, additions or improvements to the interior of the Premises if such alterations, additions or improvements are normal for office use, do not adversely affect the utility of the Premises for future tenants, do not alter the exterior of the Building, are not of a structural nature and are accompanied by prepayment of bond provisions or waivers by the contractor in form satisfactory to Landlord sufficient to protect the Building from claims of lien of any sort, otherwise, such approval may be withheld for any reason whatsoever. Such approval shall be subject to Tenant's compliance with all applicable zoning ordinances, rules and regulations, such compliance to be the sole responsibility and expense of Tenant. Furthermore, any alterations, additions or improvements by Tenant shall absolutely not affect the plumbing, electrical, or HVAC systems in the Premises or in the Building. Tenant shall conduct its work in such a

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manner as to maintain harmonious labor relations and as not to interfere with the operation of the Building and shall, prior to the commencement of the work, submit to Landlord copies of all necessary permits. All alterations, additions or improvements, whether temporary or permanent in character, either by Landlord or Tenant, shall be Landlord's property and, at the end of the Term hereof, shall remain in or upon the Premises without compensation to Tenant. If, however, Landlord shall request in writing, Tenant will, prior to termination of this Lease, remove any and all alterations, additions and improvements placed or installed by Tenant in the Premises and will repair any damage caused by such removal. All of Tenant's furniture, movable trade fixtures and equipment not attached to the Building may be removed by Tenant at the termination of this Lease, if Tenant so elects, and, shall be so removed, if required by Landlord, and if not so removed, shall, at the option of Landlord, become the property of Landlord.

         In the event that the real estate taxes levied against the Premises or the Building are increased as a result of any alterations, additions or improvements made by Tenant to the Premises, Tenant shall pay to Landlord as Additional Rental, upon demand, the amount of such increase.

    14. INDEMNITY. Landlord shall not be liable for and Tenant will indemnify and save Landlord harmless of and from all fines, suits, claims, demands, losses and actions (including attorney's fees) and costs at all levels for any injury to person or damage to or loss of property on or about the Premises or Building caused by the negligence or misconduct or breach of this Lease by Tenant, its officers, agents, employees, subtenants, invitees or by any other person entering the Premises of the Building under express or implied invitation of Tenant, or arising out of Tenant's use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or the death or injury to any person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order requisition of other governmental body or authority, by other tenants of the Building, or by any other matter beyond the control of Landlord or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's negligence. It is specifically understood and agreed that there shall be no personal liability on Landlord in respect to any of the covenants, conditions or provisions of this Lease; in the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies.

    15. DAMAGE BY FIRE OR THE ELEMENTS. In the event that the Building should be totally destroyed by fire, tornado or other casualty, or in the event the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, Landlord may, at its option, by written notice to Tenant, given not more than thirty (30) days after the date of such fire or other casualty, terminate this Lease. In such event, the Rent shall be abated during the unexpired portion of this Lease effective with the date of such fire or other casualty. In the event the Building or the Premises should be damaged by fire, tornado, or other casualty covered by Landlord's insurance but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but Landlord does not elect to terminate this Lease then Landlord shall, within (30) days after the date of such damage, commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building or Premises. Landlord shall, unless such damage is the result the negligence or willful misconduct of Tenant, its officers, agents employees and invitees, allow Tenant a fair diminution of Rent during the time that the Premises are unfit for occupancy. In the event any mortgagee, under a deed of trust, security agreement or mortgage on the Building, should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole

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control. Landlord's obligation to re-build the Building and/or the Premises is further limited to the amount of insurance proceeds received by Landlord from such damages.

    16. BUILDING RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the Rules and Regulations printed on or annexed to this Lease and all reasonable modification of and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by any other tenant or occupant of the Building. Tenant shall and does hereby have an affirmative obligation to notify its agents, employees, subtenants and invitees of such Rules and Regulations and of this Lease and to assure their compliance therewith.

    17. UTILITIES. Landlord shall not be liable for any interruption or failure of any utility service to the Building, or Premises and any such failure or interruption shall not be construed as an eviction of Tenant and shall not relieve Tenant from the duty of observing and performing any of the provisions of this Lease. Tenant expressly agrees to notify any utility provider of Tenant's intention to vacate the Premises.

    18. TENANT'S INSURANCE. Tenant shall, at all times, be responsible for insuring its own personal property including, but not limited to, any furniture, machinery, inventory, goods or supplies which Tenant may have upon or within the Premises or the Building.

         Tenant shall, at Tenant's sole expense, obtain and keep in force at all times during the term of the Lease, commercial general liability insurance including property damage on an occurrence basis with limits of not less than that Two Million Dollars ($2,000,000.00) combined single limit insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant may carry said insurance under a blanket policy, provided an endorsement naming Landlord as an additional insured is attached thereto.

         Tenant shall maintain insurance upon all property in the Premises owned by Tenant or for which Tenant is legally liable. Tenant shall maintain insurance against such other perils and in such amounts as Landlord may in writing from time to time require. The insurance required to be obtained and maintained under this Lease shall be with a company or companies licensed to issue the relevant insurance and licensed to do business in the State of Florida. Such insurance company or companies shall each have a policyholder's rating of no less than "A" in the most recent edition of Best's Insurance Reports. No policy shall be cancellable or subject to reduction of coverage except after thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with certificates of insurance and copies of paid receipts therefor, evidencing the insurance required by this Paragraph, within ten (10) days after the date of this Lease, and thereafter upon request of Landlord from time to time. All policies of insurance maintained by Tenant shall be in form and substance acceptable to Landlord with satisfactory evidence that all premiums have been paid. Tenant agrees not to violate knowingly or permit to be violated any of the conditions or provisions of the insurance policies required to be furnished hereunder, and agrees to promptly notify Landlord of any fire or other casualty. If Tenant fails to procure and maintain insurance as required hereunder, Landlord may do so, and Tenant shall, on written demand, as Additional Rent, reimburse Landlord for all monies expended by Landlord to procure and maintain such insurance.

    19. DEFAULT. Landlord, at its election, may exercise any one or more of the options referred to below upon the happening or at any time after the happening of any one or more of the following events, to wit:

         A. Tenant's failure to pay the Rental, Additional Rental or any other sums payable hereunder for a period of three (3) days after written notice by Landlord;

         B. Tenant's failure to observe, keep or perform any of the other terms, covenants, agreements or conditions of this Lease or in the Building Rules and Regulations for a period of ten (10) days after written notice by Landlord;

         C. The bankruptcy of Tenant;

         D. Tenant making an assignment for the benefit of creditors;

         E. A receiver or trustee being appointed for Tenant or a substantial portion of Tenant's assets;

         F. Tenant's voluntary petitioning for relief under, or otherwise seeking the benefit of, any bankruptcy, reorganization, arrangement or insolvency law;

         G. Tenant's attempting to mortgage or pledge its interest hereunder;

         H. Tenant's interest under this Lease being sold under execution or other legal process;

         I. Tenant's interest under this Lease being assigned or sublet by any attempted unauthorized assignment or subletting or by operation of law;

         J. Any of the goods or chattels of Tenant used in or incidental to the operation of Tenant's business in the Premises being seized, sequestered, or impounded by virtue of, or under authority of, any legal proceeding;

         K. Tenant's failure to pay the Rental, Additional Rental, or any other sums payable hereunder timely when due for two (2) consecutive months or for a total of four (4) months in any Lease Year, no notice whatsoever to be due Tenant from Landlord.

         L. Tenant's failure to take occupancy of the Premises when same is tendered by Landlord to Tenant, unless Rent has been prepaid to cover the applicable period of non-occupancy.

         In the event of the foregoing happenings, the Landlord, at its election, may exercise any one or more of the following options, the exercise of any of which shall not be deemed to preclude the exercise of any others herein listed or otherwise provided by statute or general law at the same time or in subsequent times or action:

         (a) Terminate Tenant's right to possession under the Lease and re-enter and retake possession of the Premises and relet or attempt to relet the Premises on behalf of Tenant at such Rent and under such terms and conditions as Landlord may deem best under the circumstances, for the purpose of reducing Tenant's liability. Landlord shall not be deemed to have thereby accepted a surrender of the Premises, and Tenant shall remain liable for all Rental, Additional Rental, or other sums due under this Lease and for all damages suffered, by Landlord because of Tenant's breach of any of the covenants of the Lease.

         (b) Declare this Lease to be terminated, ended and null and void, and reenter upon and take possession of the Premises whereupon all right, title and interest of the Tenant in the Premises shall end.

         (c) Accelerate and declare the entire remaining unpaid Rental and Additional Rental for the balance of this Lease to be immediately due and payable forthwith, and may at once, take legal action to recover and collect the same.

         No re-entry or retaking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent or other monies due to Landlord hereunder or of any damages accruing to Landlord by reason of the violations of any of the terms, provisions and covenants herein contained.

Landlord's acceptance of Rent or Additional Rental following any event of default hereunder shall not be construed as Landlord's waiver of such event of default. No forbearance by Landlord of action upon any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. Legal actions to recover for loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession or reletting and any repairs or remodeling undertaken by Landlord following repossession.

         The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in anyway connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or Building, and/or claim or injury or damage. In the event Landlord commences any proceeding to enforce this Lease, or the Landlord/Tenant relationship between the parties, or for nonpayment of Rent (of any nature whatsoever), or for additional monies due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. In the event Tenant must, because of applicable court rules, interpose any counterclaim against Landlord in such proceedings, Landlord and Tenant covenant and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceeding instituted by Landlord (and, if necessary, transferred to a court of different jurisdiction), and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of each counterclaim or any other claim asserted by Tenant.

         The parties hereto agree that any and all suits for any and every breach of this Lease shall be instituted and maintained only in those courts of competent jurisdiction in the county or municipality in which the Building is located.

    20. ATTORNEY'S FEES. In the event it shall become necessary (as determined by Landlord) for Landlord, at any time, to institute any legal action or proceedings of any nature for the enforcement of or as regards this Lease, or any of the provisions hereof, or to employ an attorney therefor, Tenant agrees to pay all court costs and reasonable attorney's fees incurred by Landlord at the trial and all appellate levels.

    21. EMINENT DOMAIN. If the whole or a portion of the Building shall be taken for any public or quasi-public use under any statute or by right of Eminent Domain or private purchase in lieu thereof (collectively a "Taking"), then at Landlord's option, but not otherwise, the Term hereby demised and all rights of Tenant hereunder shall immediately cease and terminate and the Rental shall be adjusted as of the date of such termination. Tenant shall be entitled to no part of the award made or purchase price received for such Taking. At Landlord's option, but not otherwise, if the Premises are unaffected by such Taking, then this Lease and each and every one of its provisions shall continue in full force and effect.

    22. SIGNS AND ADVERTISING. Without the prior written approval of Landlord which may be withheld at Landlord's discretion, Tenant shall not permit the painting or display of any signs, placard, lettering, or advertising material of any kind on or near the exterior of the Premises or the Building. Notwithstanding the foregoing, Tenant may, with Landlord's prior approval, display Tenant's name on or near the entrance to the Premises, in a manner prescribed by the Landlord.

    23. LANDLORD'S LIEN. Landlord shall have, at all times, a valid security interest to secure payment of all Rent, Additional Rent and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereinafter be situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully compiled with and performed by Tenant. In consideration of this Lease, upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises, and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on or in the Premises, without liability for trespass or conversion, and sell the same at public and private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or at the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Paragraph 39 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph 23. And surplus shall be paid to Tenant or, as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Florida.

    24. SUBORDINATION. In consideration of the execution of this Lease by Landlord, Tenant accepts this Lease subject to (i) any deeds of trust, master leases, security interests, deeds of conveyance, or mortgages which might now or hereafter constitute a lien upon the Building or improvements therein, the land upon which they are situated, or on the Premises; and (ii) zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Premises, and to all renewals, modifications, extensions, and consolidations of (i) and (ii) above. Although no instrument or act on the part of the Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, for the purpose of confirmation at any time hereafter on demand, in the form(s) prescribed by Landlord, execute any instruments, estoppel certificates, releases or other documents that may be requested or required by Landlord, any purchaser, and/or any holder of any superior interest for the purposes of subjecting and subordinating this Lease to the lien of any such deed of trust, master lease, security interest, mortgage, deed of conveyance or superior interest. Tenant hereby appoints Landlord attorney-in-fact, irrevocably, to execute and deliver any such instrument or document for Tenant should Tenant fail or refuse to do so.

    25. QUIET ENJOYMENT. Provided Tenant has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment of Rent, Additional Rental and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term herein described, subject to the provisions and conditions of this Lease.

    26. SECURITY DEPOSIT. Tenant, concurrently with the execution of this Lease, has deposited with Landlord the sum as described in Paragraph 1, Section (h) of this Lease, the receipt of which is hereby acknowledged, which sum shall be retained by Landlord without liability for interest, and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of Rental or Additional Rent or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearage of Rent, Additional Rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall pay as Additional Rental to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty (30) days after termination of this Lease. If Landlord transfers its ownership interest in the Building during the Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability to Tenant for the return of such Security Deposit.

    27. MECHANIC'S LIENS. Tenant is prohibited from, and agrees not to, make alterations in the Premises except as provided in Paragraph 13 herein, and Tenant will not permit any mechanic's lien or liens to be placed upon the Premises or the Building or improvement thereon during the Term hereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will pay same and cause such lien to be satisfied of record within ten
(10) days of its recording. If Tenant shall not have done so within ten (10) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses, interest and attorney's fees, shall be so much Additional Rental hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill therefor, together with interest per annum at the maximum rate permitted by law until repaid, and if not so paid within ten
(10) days of the rendition of such bill shall constitute a default under Paragraph 19 hereof.

    28. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition of other governmental body or authority, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

    29. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

    30. HOLDING OVER. The failure of Tenant to surrender the Premises on the date provided herein for the termination of the Term of this Lease (or at the time the Lease may be terminated otherwise by Landlord), and the subsequent holding over by Tenant, with or without the consent of Landlord, shall result in the creation of a tenancy at will at double the Rental payable at the time of the date provided herein for the termination of this Lease, or at the time the Lease may be terminated otherwise by Landlord. This provision does not give Tenant any right to hold over at the expiration of the Term of this Lease, and shall not be deemed, the parties agree, to be a renewal of the Lease Term, either by operation of law or otherwise.

    31. RELOCATION. In the event of damage to the Building or the Premises as described in Paragraph 15 or a taking under Eminent Domain as described in Paragraph 21, Landlord may relocate Tenant and substitute for the Premises other space (which would then become the Premises for the purposes of this Lease) in the Building. The parties expressly agree that the Landlord shall pay the reasonable moving costs of such relocation, but shall not be responsible for any other costs, damages, or injuries of any nature whatsoever. Tenant shall relocate within thirty (30) days of Landlord's written notice to Tenant to do so. Tenant's failure timely so to relocate shall be a Default under Paragraph 19 of this Lease), no curative notice of any nature (after the expiration of such 30 day period) to be due Tenant from Landlord. Upon such a Default by Tenant, Landlord shall have all the rights and remedies described in said Paragraph 19.

    32. AMENDMENTS. This Lease contains the entire agreement between the parties hereto and may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may grow up between the parties in the administration of the provisions hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

    33. INTERPRETATION. This Lease is intended to be performed in the State of Florida and the parties expressly agree that the laws of such state shall govern the validity, construction, enforcement and interpretation of this Lease.

    34. CORPORATE TENANCY. If Tenant is a corporation, the undersigned officer of Tenant hereby warrants and certifies to Landlord that Tenant is a corporation in good standing and is authorized to do business in the State of Florida. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that he or she, as such officer, is authorized and empowered to bind the corporation to the terms of this Lease by his or her signature thereto. Breach of the representations contained in this Paragraph shall constitute an event of default hereunder. Landlord, before it accepts and delivers this Lease, may require Tenant to supply it with a certified copy of the corporate resolution authorizing the execution of this Lease by Tenant.

    35. ABSENCE OF OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

    36. BROKERAGE COMMISSION. Tenant warrants that there are no brokers entitled to receive commissions or finder's fees in connection with its execution of this Lease. Tenant agrees to indemnify and save Landlord harmless from any liability that may arise from claims by brokers other than those referred to above, including reasonable attorney's fees at the trial and all appellate levels.

    37. RENT A SEPARATE COVENANT. Tenant shall not for any reason withhold or reduce Tenant's required payments of Rentals and other charges provided in this Lease, it being agreed that the obligations of Landlord hereunder are independent of Tenant's obligations. In this regard, it is specifically understood and agreed that in the event Landlord commences any proceedings against Tenant for non-payment of Rentals or any other sum due and payable by Tenant hereunder, Tenant will not interpose any counterclaim or other claim against Landlord in such proceedings. Landlord and Tenant stipulate and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, proceedings instituted by Landlord may proceed to final judgment separately and part from and without consolidation with or reference to the status of such counterclaim or any other claim asserted by Tenant.

    38. JOINT AND SEVERAL LIABILITY. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed be to joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

    39. NOTICES. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered or given when (a) actually received or
(b) signed for or "refused" as indicated on the Postal Service return receipt. Delivery may be by personal delivery or by United States mail, postage pre-paid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses opposite their names below, or at such other addresses as they may hereafter specify by written notice delivered in accordance herewith:

         LANDLORD:         125 Worth Avenue Limited Partnership
                           Suite 206
                           400 Royal Palm Way
                           Palm Beach, Florida 33490

         TENANT:  BF Enterprises, Inc.
                           ATTN: Mr. Brian P. Burns, Chairman
                           Suite 219
                           125 Worth Avenue
                           Palm Beach, FL 33480

                           And

                           BF Enterprises, Inc.
                           ATTN: Mr. Douglas Post
                           100 Bush Street, Suite 1250
                           San Francisco, CA 94104

                           With Copy To:

                           Lewis F. Crippen, Esquire
                           Gunster, Yoakley & Stewart, P.A.
                           777 S. Flagler Drive, Suite 500 East
                           West Palm Beach, FL 33401

    40. STATUTORILY MANDATED NOTIFICATION. As required by F.S. 404.056(8), Landlord notifies Tenant as follows: "RADON GAS: Radon is naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

    41. LATE CHARGE. In the event any installment of Rent or Additional Rent shall become overdue for a period in excess of five (5) business days, interest in the lesser amount of (i) eighteen (18%) percent per annum or (ii) the greatest amount permitted under Florida law, on such overdue installment shall be charged to Tenant by Landlord for the purpose of defraying the expenses incident to handling such delinquent payments. Such interest shall accrue continuously on the unpaid balance due to Landlord by Tenant during the period commencing with the aforesaid due date and terminating with the date Tenant makes its full payment of all amounts owing to Landlord at the time of said payment. This charge shall be in addition to, and not in lieu of, any other remedy Landlord may have and shall be in addition to any reasonable fees and charges of any agents or attorneys which Landlord is entitled to employ on any default thereunder, whether authorized herein, or by law.

    42. ESTOPPEL CERTIFICATES. Tenant Agrees to execute any estoppel certificates required by Landlord within ten (10) days of Landlord's request therefor.

    43. TIME OF ESSENCE. It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

    44. NO RECORDING. Neither this Lease nor any memorandum thereof shall be recorded without the prior written consent of Landlord.

         IN WITNESS WHEREOF, the undersigned authority has hereunto executed this Lease on the year and the day above first written.

Signed, sealed and delivered
in the presence of the
following witnesses:                             TENANT:
                                                 BF ENTERPRISES, INC.



/s/ Louise Killoran                              By: /s/ Brian P. Burns
-----------------------                              ----------------------
                                                 Name:  Brian P. Burns
/s/ Santo Lumia                                  Title: President
-----------------------                          (As to TENANT)

                                                  LANDLORD:

                                                  125 WORTH AVENUE LIMITED
                                                  PARTNERSHIP

                                                  By:  125 Worth Avenue, Inc.
                                                       General Partner


/s/ Santo Lumia                                   By: /s/ Ernst-Ludwig Kipp
----------------------                                ----------------------
                                                  Name:  Ernst-Ludwig Kipp
/s/ Maria F. Vieira                               Title: President
----------------------                            (As to LANDLORD)